UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 28, 2014

NORTHSTAR REALTY FINANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	No. 001-32330	No. 11-3707493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue 18th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 28, 2014, NorthStar Realty Finance Corp. (the “Company”) issued a press release announcing that it had commenced an exchange offer for the outstanding 7.50% Exchangeable Senior Notes of NorthStar Realty Finance Limited Partnership, the Company’s operating partnership.  The Company is offering to issue 3.00% Senior Notes due 2014 in exchange for the 7.50% Exchangeable Senior Notes. A copy of the press release announcing the Company’s commencement of the exchange offer is filed as Exhibit 99.1 to this Form 8-K.

Important Notice

Holders of the 7.50% Exchangeable Notes are strongly advised to carefully read the Company’s preliminary prospectus, the related letter of transmittal and the related exchange offer documents filed with the Securities and Exchange Commission, as they will contain important information, including the various terms of, and conditions to, the exchange offer.  Holders of the 7.50% Exchangeable Notes may obtain free copies of these documents and other documents filed by the Company with the Securities and Exchange Commission at the website of the Commission at www.sec.gov.  The exchange offer shall be governed in accordance with the applicable laws in the United States.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 28, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REALTY FINANCE CORP.

Date: February 28, 2014	By:	/s/ Ronald J. Lieberman
Name: Ronald J. Lieberman
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 28, 2014